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                                   EXHIBIT 8.6
             FORM OF PARTICIPATION AGREEMENT WITH JANUS ASPEN SERIES
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                               JANUS ASPEN SERIES
                          FUND PARTICIPATION AGREEMENT

     THIS AGREEMENT is made this 25th day of February, 1997, between JANUS ASPEN SERIES, an open-end management investment company organized as a Delaware business trust (the "Trust"), JANUS CAPITAL CORPORATION (the "Adviser"), a Colorado corporation and the investment adviser to the Trust, and AMERICAN UNITED LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Indiana (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the "Accounts").

                                   WITNESSETH:

     WHEREAS, the Trust has registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered the offer and sale of its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Trust desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Trust (the "Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

     WHEREAS, the Trust has received an order from the Securities and Exchange Commission granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Exemptive Order"); and

     WHEREAS, the Company has registered or will register (unless registration is not required under applicable law) certain variable life insurance policies and/or variable annuity contracts under the 1933 Act (the "Contracts"); and

     WHEREAS, the Company has registered or will register (unless registration is not required under applicable law) each Account as a unit investment trust under the 1940 Act; and



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     WHEREAS,  the  Adviser  is  registered  with the  Securities  and  Exchange
Commission as an investment adviser under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Company desires to utilize shares of one or more Portfolios as an investment vehicle of the Accounts;

     NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                    ARTICLE I
                              Sale of Trust Shares



     1.1 The Trust and the Adviser shall make shares of the Trust's Portfolios available to the Accounts at the net asset value next computed after receipt of such purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust. Shares of a particular Portfolio of the Trust shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Trustees of the Trust (the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

     1.2 The Trust will redeem any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption. Such redemptions shall ordinarily be paid in federal funds or by any other method mutually agreed upon by the parties hereto by the next Business Day (as defined below) following receipt by the Trust (or its agent) of notice of the order for redemption; however, the Fund reserves the right to postpone payment upon redemption consistent with Section 22(e) of the 1940 Act and any rules thereunder.

     1.3 For the purposes of Sections 1.1 and 1.2, the Trust hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company shall constitute receipt by the Trust provided that i) such orders are received by the Company in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus and ii) the Trust receives notice of such orders by 11: 00 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.



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                                       3


     1.4 Purchase  orders that are  transmitted to the Trust in accordance  with
Section 1.3 shall be paid for no later than 12:00 noon New York time on the same Business Day that the Trust receives notice of the order. Payments shall be made in federal funds transmitted by wire.

     1.5 Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

     1.6 The Trust shall furnish same-day notice to the Company of any income dividends or capital gain distributions payable on the Trust's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Company reserves the right to revoke this election in writing and to receive all such dividends and distributions in cash. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.7 The Trust shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6 p.m. New York time.

     1.8 The Trust and the Adviser agree that the Trust's shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by the Exemptive Order consistent with each Portfolio being adequately diversified pursuant to Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder. No shares of any Portfolio will be sold directly to the general public. The Company agrees that Trust shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time. The Trust and the Adviser will not sell shares of the Portfolios to any insurance company or separate account unless an agreement containing provisions required by the Exemptive Order is in effect and governs such sales.

     1.9 The Trust and the Adviser agree that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.8 and Article IV of this Agreement.


     1.10 Price Errors.

     (1) In the event adjustments are required to correct any material error in the computation of the net asset value of the Trust's shares, the Trust or the Adviser shall notify the Company as soon as practicable after discovering the need for those adjustments which result in a reimbursement to an Account in accordance with the Trust's or the Adviser's then current


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                                       4


          policies on reimbursement, which the Trust or the Adviser represents are reasonable and consistent with applicable standards. Notification may be made via facsimile or via direct or indirect systems access. Any such notification shall be promptly followed by a letter written on the Trust's or the Adviser's letterhead stating for each day for which an error occurred the incorrect price, the correct price, and, to the extent communicated to the Trust's shareholders, the reason for the price change.

     (2) If an adjustment is to be made in accordance with subsection (1) above to correct an error which has caused an Account to receive an amount different than that to which it is entitled, the Trust or the Adviser shall make all necessary adjustments to the number of shares owned in the Account and distribute to the Account the amount of such underpayment for credit to the Contract owners. Upon the furnishing of an accounting to the Trust or the Adviser by the Company, the Trust or the Adviser will immediately reimburse to the Company all reasonable expenses incurred by the Company, including the expense of any organization that the Company has retained to provide administration or recordkeeping services under this Agreement, to adjust all Accounts and accounts of Contract owners affected by such error.


                                   ARTICLE II
                           Obligations of the Parties


     2.1 The Trust and the Adviser shall prepare and be responsible for filing with the Securities and Exchange Commission and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of its shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

     2.2 At the option of the Company, the Trust shall either (a) provide the Company (at the Company's expense) with as many copies of the Trust's current prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company shall reasonably request; or (b) provide the Company with a camera ready copy of such documents in a form suitable for printing. The Trust shall provide the Company with a copy of its statement of additional information in a form suitable for duplication by the Company. The Trust (at its expense) shall provide the Company with copies of any Trust-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners.



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                                       5


     2.3 The Company shall bear the costs of printing and distributing the Trust's prospectus, statement of additional information, shareholder reports and other shareholder communications to owners of and applicants for policies for which the Trust is serving or is to serve as an investment vehicle. The Company shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners. The Company assumes sole responsibility for ensuring that such materials are delivered to Contract owners in accordance with applicable federal and state securities laws.

     2.4

     (a) The Company agrees and acknowledges that the Adviser is the sole owner of the name and mark "Janus" and that all use of any designation comprised in whole or part of Janus (a "Janus Mark") under this Agreement shall inure to the benefit of the Adviser. Except as provided in Section 2.5, the Company shall not use any Janus Mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of the Adviser. Upon termination of this Agreement for any reason, the Company shall cease all use of any Janus Mark(s) as soon as reasonably practicable.

     (b) The Trust and the Adviser agree and acknowledge that the names "American United Life Insurance Company(R)", "AUL", or any derivative thereof or logo associated with those names ("AUL Mark") is the valuable property of the Company and its affiliates, and that the Trust shall not use any AUL Mark without the prior written consent of the Company. Upon termination of this Agreement for any reason, the Trust and the Adviser shall cease all use of any AUL Mark as soon as reasonably practicable.

     2.5 The Company shall furnish, or cause to be furnished, to the Trust or its designee, a copy of each Contract prospectus or statement of additional information in which the Trust or the Adviser is named prior to the filing of such document with the Securities and Exchange Commission. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust or the Adviser is named, at least ten Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within ten Business Days after receipt of such material.

     2.6 The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or the Adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee. The Trust or its designee shall use their best



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efforts to provide such  approval or, if approval is not given,  then to provide comments suggesting appropriate changes to such information or representations as set forth in Section 2.5 above.

     2.7 The Trust and the Adviser shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company.

     2.8 If, and to the extent required by the Exemptive Order or that the Securities and Exchange Commission interprets the 1940 Act to require pass-through voting privileges for variable Contract owners, the Company will provide pass-through voting privileges to those owners of Contracts subject to the pass-through voting requirements whose cash values are invested, through the Accounts, in shares of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Trust. With respect to each Account, the Company will vote shares of the Trust held by the Account and for which no timely voting instructions from Contract owners are received as well as shares it owns that are held by that Account, in the same proportion as those shares for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Trust shares held by Contract owners without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion.

     2.9 The Company shall notify the Trust of any applicable state insurance laws that restrict the Portfolios' investments or otherwise affect the operation of the Trust and shall notify the Trust of any changes in such laws.

                                   ARTICLE III
                         Representations and Warranties


     3.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Indiana and that it has legally and validly established each Account as a segregated asset account under such law on the date set forth in Schedule A.

     3.2 The Company represents and warrants that each Account (1) has been registered or, prior to any issuance or sale of the Contracts, will be registered as a unit investment trust in accordance with the provisions of the 1940 Act or, alternatively (2) has not been registered in proper reliance upon an exclusion from registration under the 1940 Act.



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                                       7


     3.3 The Company represents and warrants that the Contracts or interests in the Accounts (1) are or, prior to issuance, will be registered as securities under the 1933 Act or, alternatively (2) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

     3.4 The Trust and the Adviser represent and warrant that the Trust is duly organized and validly existing under the laws of the State of Delaware.

     3.5 The Trust and the Adviser represent and warrant that the Trust shares offered and sold pursuant to this Agreement are duly authorized for issuance in accordance with applicable law and will be registered under the 1933 Act and the Trust shall be registered under the 1940 Act prior to any issuance or sale of such shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

     3.6 The Trust and the Adviser will invest assets of the Portfolios in such a manner to permit the Portfolios to be used for investment by separate accounts of life insurance companies funding variable annuity and variable life insurance contracts, whichever is appropriate, under the Code and the regulations thereunder. Without limiting the scope of the foregoing, the Trust and the Adviser represent and warrant that the investments of each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder and each Portfolio has complied with such requirements since each Portfolio's commencement of operations.

     3.7 The Trust and the Adviser shall maintain qualification of each Portfolio as a Regulated Investment Company under Subchapter M of the Code (or any successor or similar provisions) and shall notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

     3.8 The Trust and the Adviser agree to use their best efforts to ensure that each Portfolio of the Trust shall be managed consistent with its investment objective or objectives,


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investment  policies,  and investment  restrictions  as described in the Trust's prospectus and registration statement, as amended or modified from time to time.

                                   ARTICLE IV
                               Potential Conflicts

     4.1 The parties acknowledge that the Trust's shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

     4.2 The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

     4.3 If it is determined by a majority of the Trustees, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Trustees) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.




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     4.4 If a material  irreconcilable  conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

     4.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

     4.6 For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

     4.7 The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trustees.

     4.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then the Trust



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                                       10


and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.


                                    ARTICLE V
                                 Indemnification


     5.1 Indemnification By the Company. The Company agrees to indemnify and hold harmless the Trust, the Adviser, and each of their Trustees, Directors, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such
Losses:

     (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this
          Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

     (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company; or

     (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

     (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

     5.2 Indemnification By the Adviser. The Adviser agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act, and the Accounts (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such
Losses:

     (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or sales literature for the Trust prepared by the Trust or the Adviser (or any amendment or supplement thereto), (collectively, "Trust Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust or the Adviser by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

     (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Trust; or

     (d) arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

     (e) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust, including but not limited to, compliance with the diversification requirements of Section 817(h) of the Code and qualification of each Portfolio of the Trust as a regulated investment company under Subchapter M of the Code.

     5.3 Neither the Company nor the Adviser shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

     5.4 Neither the Company nor the Adviser shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.

     5.5 In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                                   ARTICLE VI
                                   Termination

     6.1 This Agreement may be terminated as follows:

     (a) by any party for any reason by ninety (90) days advance written notice delivered to the other parties;

     (b) at the option of the Company if shares of the Trust are not reasonably available to meet the requirements of the Contracts, as determined by the Company, and upon written notice by the Company to the other parties to this Agreement;

     (c) at the option of the Company upon institution of formal proceedings against the Trust or the Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body if the Company shall determine, in its sole judgment exercised in good faith, that the Trust or the Adviser has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity;

     (d) at the option of the Trust or the Adviser upon institution of formal proceedings against the Company by the NASD, the SEC, or any state securities or insurance department or any other regulatory body if the Trust or Adviser shall determine, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity;

     (e) at the option of any party to the Agreement upon a determination by a majority of the Trustees of the Trust, or a majority of disinterested Trustees, that an irreconcilable material conflict exists;

     (f) at the option of the Company if the Trust fails to meet the diversification requirements under Subchapter M or Section 817(h) of the Code as provided in this Agreement;

     (g) at the option of the Company upon a material breach of this Agreement or of any representation or warranty herein by the Trust of the Adviser, or at the option of the Trust or the Adviser upon a material breach of this Agreement or any representation or warranty herein by the Company.

     6.2 Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of the Trust (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement, provided that the Company continues to pay the costs set forth in
Section 2.3.

     6.3 The provisions of Article V shall survive the termination of this Agreement, and the provisions of Article IV and Section 2.8 shall survive the termination of this Agreement as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 6.2.

                                   ARTICLE VII
                                     Notices



     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                  If to the Trust:

                           Janus Aspen Series
                           100 Fillmore Street
                           Denver, Colorado 80206
                           Attention:   David C. Tucker, Esq.  General Counsel

                  If to the Company:

                         American United Life Insurance Company
                         One American Square
                         Indianapolis, Indiana 46206
                         Attention: Richard A. Wacker Associate General Counsel

                                  ARTICLE VIII
                                  Miscellaneous

     8.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     8.2  This  Agreement  may  be  executed   simultaneously  in  two  or  more
counterparts, each of which taken together shall constitute one and the same instrument.

     8.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     8.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of State of Colorado.

     8.5 The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

     8.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     8.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     8.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

     8.9 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

     8. 10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

     8.11 The Trust and the Adviser agree to treat as the property of the Company any list or compilation of names, addresses, and other information relating to the owners of the Contracts or prospects for the sale of Contracts acquired in the course of performing under this Agreement and agree not to use such information for any purpose without the prior consent of the Company, or except as required by applicable law.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.


                                             JANUS ASPEN SERIES


                                             By: __________________________
                                             Name:    Deborah E. Bielicke
                                             Title:   Assistant Vice President


                                             JANUS CAPITAL CORPORATION



                                             By:___________________________
                                             Name: Stephen L. Stieneker
                                             Title: Vice President of Compliance


                                             AMERICAN UNITED LIFE INSURANCE
                                             COMPANY

                                             By:___________________________
                                             Name:    Richard A. Wacker
                                             Title:   Associate General Counsel

                                   Schedule A
                   Separate Accounts and Associated Contracts



Name of Separate Account and Date                  Contracts Funded
Established by the AUL Exec.  Comm.                By Separate Account

AUL American Unit Trust (established 8/17/89)      Registered 401, 403(b), 457,
                                                   408 contracts

Group Retirement Annuity Separate Account I        Qualified 401 contracts
(established 8/17/89)

Group Retirement Annuity Separate Account II       Qualified 401 contracts
(established 8/17/89)